UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2026

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11316	38-3041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 International Circle,

Suite 200

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	OHI	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, effective October 1, 2026, the Board of Directors (the “Board”) of Omega Healthcare Investors, Inc. (the “Company”) appointed Matthew P. Gourmand, the Company’s President, to serve as the Company’s President and Chief Executive Officer, to succeed C. Taylor Pickett as Chief Executive Officer upon Mr. Pickett’s retirement. In connection therewith, also effective October 1, 2026, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Mr. Gourmand as a director of the Company to fill the vacancy created by Mr. Pickett’s retirement from the Board for the remaining term of Mr. Pickett’s directorship expiring in 2027. Mr. Pickett’s retirement is not the result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices. Following Mr. Gourmand’s appointment, the number of directors constituting the entire Board remains at eight. As of the time of this filing, the Board does not expect to appoint Mr. Gourmand to any committees of the Board.

Mr. Gourmand (age 51) has served as the Company’s President since January 1, 2025. Prior to that, Mr. Gourmand had served as the Company’s Senior Vice President of Corporate Strategy & Investor Relations since January 2021 and, prior to that, as the Company’s Senior Vice President of Investor Relations since October 2017. Prior to joining the Company, Mr. Gourmand spent ten years as an equity portfolio manager at Millennium Partners and Stevens Capital Management, three years as an equity research analyst at UBS and six years in the audit department of Deloitte, where he qualified as a Chartered Accountant and a Certified Public Accountant. He earned an LLB in Law from University College, London, and holds the Chartered Financial Analyst designation.

Mr. Gourmand does not have any family relationship with any director, executive officer or person chosen to become a director or executive officer of the Company, and there are no arrangements or understandings between Mr. Gourmand and any other person(s) pursuant to which he was selected to become an officer or director of the Company. There are no related party transactions between Mr. Gourmand and the Company required to be disclosed under Item 404(a) of Regulation S-K. Mr. Gourmand will not receive any separate compensation for his service as a director beyond the compensation provided under his employment agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.

Dated: October 1, 2026	By:	/s/ Gail D. Makode
Gail D. Makode
Chief Legal Officer, General Counsel